Exhibit 99.1

DIGITAL REALTY

2Q25 Financial Results

July 2025

Earnings Press Release
and Supplemental Information

2Q
25

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Second Quarter 2025

Financial Supplement
Corporate Information	Second Quarter 2025

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2025, the company’s 310 data centers, including 87 data centers held as investments in unconsolidated entities, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 42.5 million square feet, excluding approximately 9.8 million square feet of space under active development and 4.6 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 2323 Bryan Street, Suite 1800 Dallas, TX 75201 Telephone: (214) 231-1350 Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
			BMO Capital	BNP Paribas
Argus Research	BofA Securities	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	Michael Funk	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-5664	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Evercore ISI	Goldman Sachs	Green Street Advisors	HSBC	Jefferies	JMP Securities	J.P. Morgan
Irvin Liu	Jim Schneider	David Guarino	Phani Kanumuri	Jonathan Petersen	Greg Miller	Richard Choe
(415) 800-0183	(212) 357-2929	(949) 640-8780	(240) 709-8135	(212) 284-1705	(212) 906-3500	(212) 662-6708

KeyBanc	Mizuho Group	MoffettNathanson	Morningstar	Oppenheimer	Raymond James	RBC Capital Markets
Brandon Nispel	Vikram Malhotra	Nick Del Deo	Samuel Siampaus	Timothy Horan	Frank Louthan	Jonathan Atkin
(503) 821-3871	(212) 282-3827	(212) 519-0025	(312) 244-7966	(212) 667-8137	(404) 442-5867	(415) 633-8589

Scotiabank	Stifel	TD Cowen	Truist Securities	UBS	Wells Fargo	Wolfe Research
Maher Yaghi	Erik Rasmussen	Michael Elias	Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(437) 995-5548	(212) 271-3461	(646) 562-1358	(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

August 12, 2025	Oppenheimer 28th Technology, Internet & Communications Conference	Virtual
September 3, 2025	Citi’s 2025 Global TMT Conference	New York, NY
September 9, 2025	Bank of America 2025 Global Real Estate Conference	New York, NY
September 9, 2025	Goldman Sachs Communacopia + Technology Conference	San Francisco, CA
September 16 — 17, 2025	RBC Global Communications Infrastructure Conference	Chicago, IL
September 17 — 18, 2025	EPRA Conference	Stockholm, Sweden
September 30, 2025	Mizuho REIT Conference 2025	Virtual

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2025

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24
High price	$178.85	$187.74	$198.00	$165.17	$153.25
Low price	$129.95	$139.27	$155.16	$141.00	$135.54
Closing price, end of quarter	$174.33	$143.29	$177.33	$161.83	$152.05
Average daily trading volume (1)	2,034	2,529	1,911	1,615	1,863
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	2.8%	3.4%	2.8%	3.0%	3.2%
Shares and units outstanding, end of quarter (1) (3)	346,644	343,092	342,772	337,744	332,346
Closing market value of shares and units outstanding (4)	$60,430,449	$49,161,653	$60,783,759	$54,657,112	$50,533,209

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of June 30, 2025, the total number of shares and units includes 340,372 shares of common stock, 4,046 common units held by third parties and 2,226 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Second Quarter 2025

Shares and Units at End of Quarter	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24
Common shares outstanding	340,372	336,743	336,637	331,347	325,885
Common partnership units outstanding	6,272	6,349	6,135	6,397	6,461
Total Shares and Units	346,644	343,092	342,772	337,744	332,346

Enterprise Value
Market value of common equity (1)	$60,430,449	$49,161,653	$60,783,759	$54,657,112	$50,533,209
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	18,452,148	17,016,279	16,714,377	16,986,546	16,339,746
Total Enterprise Value	$79,637,597	$66,932,932	$78,253,136	$72,398,658	$67,627,955
Total debt / total enterprise value	23.2%	25.4%	21.4%	23.5%	24.2%
Debt-plus-preferred-to-total-enterprise-value	24.1%	26.6%	22.3%	24.5%	25.3%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$38,613,260	$35,693,166	$35,401,912	$36,463,664	$34,573,283
Total Assets	48,714,995	45,080,562	45,283,616	45,295,392	43,606,883
Total Liabilities	23,853,149	21,902,406	22,107,836	22,118,781	21,199,178

Selected Operating Data
Total operating revenues	$1,493,150	$1,407,637	$1,435,862	$1,431,214	$1,356,749
Total operating expenses	1,281,453	1,211,887	1,291,540	1,262,928	1,346,860
Net income	1,046,946	106,395	185,688	40,134	74,668
Net income / (loss) available to common stockholders	1,021,975	99,793	179,388	41,012	70,039

Financial Ratios
EBITDA (2)	$1,605,408	$658,400	$746,578	$639,875	$625,130
Adjusted EBITDA (3)	823,319	791,156	751,276	758,296	726,874
Net Debt-to-Adjusted EBITDA (4)	5.1x	5.1x	4.8x	5.4x	5.3x
Interest expense	109,383	98,464	104,742	123,803	114,756
Fixed charges (5)	148,957	138,739	149,364	162,296	152,529
Interest coverage ratio (6)	5.0x	5.3x	4.5x	4.3x	4.3x
Fixed charge coverage ratio (7)	4.7x	4.9x	4.2x	4.1x	4.1x

Profitability Measures
Net income / (loss) per common share - basic	$3.03	$0.30	$0.54	$0.13	$0.22
Net income / (loss) per common share - diluted	$2.94	$0.27	$0.51	$0.09	$0.20
Funds from operations (FFO) / diluted share and unit (8)	$1.75	$1.67	$1.61	$1.55	$1.57
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.87	$1.77	$1.73	$1.67	$1.65
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.68	$1.78	$1.36	$1.52	$1.56
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	69.6%	73.2%	75.6%	78.8%	77.9%
Diluted Core FFO payout ratio (8) (11)	65.2%	68.8%	70.7%	73.2%	73.9%
Diluted AFFO payout ratio (9) (12)	72.8%	68.6%	89.5%	80.4%	78.1%

Portfolio Statistics
Buildings (13)	330	328	328	331	323
Data Centers (13)	310	308	308	312	310
Cross-connects (13) (14)	229,000	228,000	227,000	225,000	223,000
Net rentable square feet, excluding development space (13)	42,529	41,778	41,326	41,092	41,220
Occupancy at end of quarter (15)	84.8%	84.0%	84.1%	83.9%	82.9%
Occupied square footage (13)	36,073	35,100	34,741	34,479	34,160
Space under active development (16)	9,848	9,463	8,904	9,126	8,507
Space held for development (17)	4,616	5,062	4,686	4,862	5,130
Weighted average remaining lease term (years) (18)	5.1	4.9	4.8	4.8	4.7
Same-capital occupancy at end of quarter (15) (19)	83.0%	82.6%	82.8%	83.0%	83.4%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Second Quarter 2025

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 31. For a reconciliation of net income available to common stockholders to EBITDA, see page 30.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 31. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 30.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated entities debt at carrying value, less cash and cash equivalents (including our share of unconsolidated entities cash), divided by the product of Adjusted EBITDA (including our share of unconsolidated entities EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated entities interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated entities fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 31. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 31. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held for sale and contribution.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated entities and non-managed unconsolidated entities. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale and contribution.
(16)	Space under active development includes current Base Building and Data Centers projects in progress. Excludes buildings held for sale and contribution.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development. Excludes buildings held for sale and contribution.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2023, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2025

Digital Realty Reports Second Quarter 2025 Results

Dallas, TX — July 24, 2025 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions, announced today financial results for the second quarter of 2025. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $2.94 per share in 2Q25, compared to $0.20 in 2Q24
◾	Reported FFO per share of $1.75 in 2Q25, compared to $1.57 in 2Q24
◾	Reported Core FFO per share of $1.87 in 2Q25, compared to $1.65 in 2Q24
◾	Reported Constant-Currency Core FFO per share of $1.84 in 2Q25
◾	Reported rental rate increases on renewal leases of 7.3% on a cash basis in 2Q25
◾	Signed total bookings during 2Q25 that are expected to generate $177 million of annualized GAAP rental revenue at 100% share; at Digital Realty’s share total bookings were $135 million, including a $90 million contribution from the 0–1 megawatt plus interconnection category
◾	Reported backlog of $826 million of annualized GAAP base rent at the end of 2Q25
◾	Raised 2025 Core FFO per share outlook to $7.15 - $7.25 and 2025 Constant-Currency Core FFO per share outlook to $7.10 - $7.20

Financial Results

Digital Realty reported revenues of $1.49 billion in the second quarter of 2025, a 6% increase from the previous quarter and a 10% increase from the same quarter last year.

The company delivered net income of $1.05 billion in the second quarter of 2025, as well as net income available to common stockholders of $1.02 billion and $2.94 per share, compared to $0.27 per share in the previous quarter and $0.20 per share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $823 million in the second quarter of 2025, a 4% increase from the previous quarter and a 13% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $600 million in the second quarter of 2025, or $1.75 per share, compared to $1.67 per share in the previous quarter and $1.57 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.87 in the second quarter of 2025, compared to $1.77 per share in the previous quarter and $1.65 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.84 in the second quarter of 2025 and $3.63 per share for the six-month period ended June 30, 2025.

“Record bookings in our 0–1 megawatt plus interconnection product set underscore the strength of our full spectrum strategy and the breadth of the growing demand for digital infrastructure,” said Digital Realty President and Chief Executive Officer Andy Power.  “ Our inaugural U.S. Hyperscale Data Center Fund is oversubscribed, providing us the capital necessary to serve our customers’ growing requirements and to extend Digital Realty’s runway for growth.”

Leasing Activity

In the second quarter, Digital Realty signed total bookings that are expected to generate $135 million of annualized GAAP rental revenue at its share, including a $73 million contribution from the 0–1 megawatt category and a $17 million contribution from interconnection.

The weighted-average lag between new leases signed during the second quarter of 2025 and the contractual commencement date was four months. The backlog of signed-but-not-commenced leases at quarter-end was $826 million of annualized GAAP base rent at Digital Realty’s share.

In addition to new leases signed, Digital Realty also signed renewal leases representing $177 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2025 increased 7.3% on a cash basis and 9.9% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2025

New leases signed during the second quarter of 2025 are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$30,750	128	$240	9.9	$259
> 1 MW	16,261	41	400	10.4	130
Other (1)	288	6	47	—	—
Total	$47,299	175	$270	20.3	$193

EMEA (2)
0-1 MW	$31,024	72	$429	8.5	$304
> 1 MW	15,609	54	290	6.6	197
Other (1)	115	1	138	—	—
Total	$46,747	127	$368	15.1	$257

Asia Pacific (2)
0-1 MW	$10,744	39	$274	3.3	$268
> 1 MW	13,168	58	228	6.3	174
Other (1)	16	2	9	—	—
Total	$23,927	99	$243	9.6	$207

All Regions (2)
0-1 MW	$72,517	240	$303	21.7	$278
> 1 MW	45,038	152	296	23.3	161
Other (1)	419	9	48	—	—
Total	$117,974	401	$294	45.0	$218

Interconnection	$17,346	N/A	N/A	N/A	N/A

Grand Total	$135,320	401	$294	45.0	$218

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended June 30, 2025.

Investment Activity

During the second quarter, Digital Realty acquired land parcels in three metros.  As previously disclosed, Digital Realty acquired approximately 100 acres of land in the Atlanta metro area that is expected to support over 200 megawatts of IT capacity for approximately $120 million. Separately, Digital Realty acquired a 167-acre land parcel in the Dallas metro area that is expected to support approximately 480 megawatts of IT capacity for approximately $11 million. Lastly, Digital Realty acquired several land parcels as part of an assemblage in the Chicago metro area supporting the continued expansion of its Franklin Park campus for approximately $6 million.

Digital Realty also received additional equity commitments from a broad array of global Limited Partners for its U.S. Hyperscale Data Center Fund (the “Fund”), lifting total commitments to more than $3 billion to date. The Fund is now well ahead of its initial target for LP equity commitments and is on track for its final close. During the quarter, Digital Realty contributed interests in five operating data centers and two development sites to the Fund. Digital Realty received over $900 million of gross proceeds as a result of the contributions.

Subsequent to quarter end, Digital Realty sold a five megawatt non-core data center in the Atlanta metro area for gross proceeds of $65 million.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2025

Balance Sheet

Digital Realty had approximately $18.5 billion of total debt outstanding as of June 30, 2025, comprised of $17.7 billion of unsecured debt and approximately $0.8 billion of secured debt and other debt. At the end of the second quarter of 2025, net debt-to-Adjusted EBITDA was 5.1x, debt-plus-preferred-to-total enterprise value was 24.1% and fixed charge coverage was 4.7x.

In June, Digital Realty issued €850 million of 3.875% notes due 2034, for net proceeds of approximately €837 million ($975 million). Subsequent to quarter end, the company also repaid €650 million ($754 million) in aggregate principal amount of its 0.625% senior notes.

Since March 31, 2025, the company also sold 4.15 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $173.19 per share, for net proceeds of approximately $719 million.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2025

2025 Outlook

Digital Realty raised its 2025 Core FFO per share outlook to $7.15 - $7.25 and its 2025 Constant-Currency Core FFO per share outlook to $7.10 - $7.20. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	February 13, 2025	April 24, 2025	July 24, 2025
Total revenue	$5.800 - $5.900 billion	$5.825 - $5.925 billion	$5.925 - $6.025 billion
Net non-cash rent adjustments (1)	($45 - $50 million)	($50 - $55 million)	($65 - $70 million)
Adjusted EBITDA	$3.100 - $3.200 billion	$3.125 - $3.225 billion	$3.200 - $3.300 billion
G&A	$500 - $510 million	$505 - $515 million	$520 - $530 million

Internal Growth
Rental rates on renewal leases
Cash basis	4.0% - 6.0%	4.0% - 6.0%	5.0% - 6.0%
GAAP basis	6.0% - 8.0%	6.0% - 8.0%	7.0% - 8.0%
Year-end portfolio occupancy	+100 - 200 bps	+100 - 200 bps	+100 - 200 bps
"Same-Capital" cash NOI growth (2)	3.5% - 4.5%	3.5% - 4.5%	3.5% - 4.5%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.20 - $1.25	$1.25 - $1.35	$1.30 - $1.35
U.S. Dollar / Euro	$1.00 - $1.05	$1.05 - $1.15	$1.10 - $1.15

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$500 - $1,000 million	$500 - $1,000 million	$700 - $1,000 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (Net of Partner Contributions) (3)	$3,000 - $3,500 million	$3,000 - $3,500 million	$3,000 - $3,500 million
Average stabilized yields	10.0%+	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (4)	$30 - $35 million	$30 - $35 million	$30 - $35 million
Recurring CapEx + capitalized leasing costs (5)	$320 - $335 million	$320 - $335 million	$320 - $335 million

Balance Sheet
Long-term debt issuance
Dollar amount	$900 - $1,500 million	$900 - $1,500 million	~$2,000 million
Pricing	5.0% - 5.5%	4.0% - 5.5%	~4.0%
Timing	Mid-Year	Mid-Year	Mid-Year

Net income per diluted share	$2.10 - $2.20	$2.15 - $2.25	$3.45 - $3.55
Real estate depreciation and (gain) / loss on sale	$4.50 - $4.50	$4.50 - $4.50	$3.25 - $3.25
Funds From Operations / share (NAREIT-Defined)	$6.60 - $6.70	$6.65 - $6.75	$6.70 - $6.80
Non-core expenses and revenue streams	$0.40 - $0.40	$0.40 - $0.40	$0.45 - $0.45
Core Funds From Operations / share	$7.00 - $7.10	$7.05 - $7.15	$7.15 - $7.25
Foreign currency translation adjustments	$0.05 - $0.05	$0.00 - $0.00	($0.05) - ( $0.05)
Constant-Currency Core Funds From Operations / share	$7.05 - $7.15	$7.05 - $7.15	$7.10 - $7.20

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “Same-Capital” pool includes properties owned as of December 31, 2023 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2024-2025, properties classified as held for sale and contribution, and properties sold or contributed to joint ventures for all periods presented. The 2025 “Same-Capital” cash NOI growth outlook is presented on a constant currency basis.
(3)	Excludes land acquisitions and includes Digital Realty’s share of joint venture and fund contributions. Figure is net of joint venture and fund contributions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Second Quarter 2025

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, a reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Constant Currency Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the company's control and/or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on July 24, 2025, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s second quarter 2025 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 5545220 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.

Telephone and webcast replays will be available after the call until August 24, 2025. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 4783857. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation, from cloud and digital transformation to emerging technologies like artificial intelligence (AI), and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(415) 874-2803

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(415) 275-5344

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2025

	Three Months Ended					Six Months Ended
	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	30-Jun-25	30-Jun-24
Rental revenues	$1,003,550	$960,526	$958,892	$956,351	$912,994	$1,964,076	$1,807,402
Tenant reimbursements - Utilities	294,503	271,189	302,664	305,097	274,505	565,692	550,862
Tenant reimbursements - Other	37,355	42,177	38,591	39,624	41,964	79,532	80,398
Interconnection and other	121,952	112,969	112,360	112,655	109,505	234,921	217,576
Fee income	34,427	20,643	23,316	12,907	15,656	55,070	28,666
Other	1,363	133	40	4,581	2,125	1,496	2,987
Total Operating Revenues	$1,493,150	$1,407,637	$1,435,862	$1,431,214	$1,356,749	$2,900,787	$2,687,892

Utilities	$339,288	$313,385	$337,534	$356,063	$315,248	$652,673	$639,818
Rental property operating	267,724	238,600	273,104	249,796	237,653	506,324	462,021
Property taxes	49,570	48,856	46,044	45,633	49,620	98,426	90,776
Insurance	4,946	4,483	6,007	4,869	4,755	9,429	7,449
Depreciation and amortization	461,167	443,009	455,355	459,997	425,343	904,176	856,445
General and administration	133,755	121,112	124,470	115,120	119,511	254,867	233,931
Severance, equity acceleration and legal expenses	2,262	2,428	2,346	2,481	884	4,690	1,675
Transaction and integration expenses	22,546	39,902	11,797	24,194	26,072	62,448	57,911
Provision for impairment	—	—	22,881	—	168,303	—	168,303
Other expenses	195	112	12,002	4,774	(529)	307	10,306
Total Operating Expenses	$1,281,453	$1,211,887	$1,291,540	$1,262,928	$1,346,860	$2,493,340	$2,528,636

Operating Income	$211,697	$195,750	$144,322	$168,286	$9,889	$407,447	$159,256

Equity in earnings / (loss) of unconsolidated entities	(12,062)	(7,640)	(36,201)	(26,486)	(41,443)	(19,702)	(57,451)
Gain / (loss) on sale of investments	931,830	1,111	144,885	(556)	173,709	932,941	451,496
Interest and other income / (expense), net	37,747	32,773	44,517	37,756	62,261	70,520	71,970
Interest (expense)	(109,383)	(98,464)	(104,742)	(123,803)	(114,756)	(207,847)	(224,291)
Income tax benefit / (expense)	(12,883)	(17,135)	(4,928)	(12,427)	(14,992)	(30,018)	(37,405)
Loss on debt extinguishment and modifications	—	—	(2,165)	(2,636)	—	—	(1,070)
Net Income	$1,046,946	$106,395	$185,688	$40,134	$74,668	$1,153,341	$362,505

Net (income) / loss attributable to noncontrolling interests	(14,790)	3,579	3,881	11,059	5,552	(11,211)	(777)
Net Income Attributable to Digital Realty Trust, Inc.	$1,032,156	$109,974	$189,569	$51,193	$80,220	$1,142,130	$361,728

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(20,362)	(20,362)
Net Income / (Loss) Available to Common Stockholders	$1,021,975	$99,793	$179,388	$41,012	$70,039	$1,121,768	$341,366

Weighted-average shares outstanding - basic	337,589	336,683	333,376	327,977	319,537	337,139	315,915
Weighted-average shares outstanding - diluted	345,734	344,721	340,690	336,249	327,946	345,305	324,451
Weighted-average fully diluted shares and units	351,691	350,632	346,756	342,374	334,186	351,239	330,687

Net income / (loss) per share - basic	$3.03	$0.30	$0.54	$0.13	$0.22	$3.33	$1.08
Net income / (loss) per share - diluted	$2.94	$0.27	$0.51	$0.09	$0.20	$3.21	$1.01

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2025

	Three Months Ended					Six Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	30-Jun-25	30-Jun-24

Net Income / (Loss) Available to Common Stockholders	$1,021,975	$99,793	$179,388	$41,012	$70,039	$1,121,768	$341,366
Adjustments:
Noncontrolling interest in operating partnership	21,000	3,000	4,000	1,000	1,500	24,000	7,700
Real estate related depreciation and amortization (1)	451,050	432,652	445,462	449,086	414,920	883,702	835,511
Reconciling items related to noncontrolling interests	(21,038)	(19,480)	(19,531)	(19,746)	(17,317)	(40,518)	(25,335)
Unconsolidated entities real estate related depreciation and amortization	59,172	55,861	49,463	48,474	47,117	115,033	94,993
(Gain) / loss on real estate transactions	(931,830)	(1,111)	(137,047)	556	(173,709)	(932,941)	(460,413)
Provision for impairment	—	—	22,881	—	168,303	—	168,303
Funds From Operations	$600,329	$570,715	$544,616	$520,382	$510,852	$1,171,044	$962,125

Weighted-average shares and units outstanding - basic	343,546	342,594	339,442	334,103	325,777	343,073	322,151
Weighted-average shares and units outstanding - diluted (2) (3)	351,691	350,632	346,756	342,374	334,186	351,239	330,687

Funds From Operations per share - basic	$1.75	$1.67	$1.60	$1.56	$1.57	$3.41	$2.99

Funds From Operations per share - diluted (2) (3)	$1.75	$1.67	$1.61	$1.55	$1.57	$3.42	$2.98

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	30-Jun-25	30-Jun-24

Funds From Operations	$600,329	$570,715	$544,616	$520,382	$510,852	$1,171,044	$962,125
Other non-core revenue adjustments (4)	4,228	(1,925)	4,537	(4,583)	(33,818)	2,303	(30,293)
Transaction and integration expenses	22,546	39,902	11,797	24,194	26,072	62,448	57,911
Loss on debt extinguishment and modifications	—	—	2,165	2,636	—	—	1,070
Severance, equity acceleration and legal expenses (5)	2,262	2,428	2,346	2,481	884	4,690	1,675
(Gain) / Loss on FX and derivatives revaluation	8,827	(2,064)	7,127	1,513	32,222	6,764	65,824
Other non-core expense adjustments (6)	5,092	(702)	14,229	11,120	2,271	4,390	12,323
Core Funds From Operations	$643,284	$608,354	$586,816	$557,744	$538,482	$1,251,639	$1,070,634

Weighted-average shares and units outstanding - diluted (2) (3)	343,909	343,050	339,982	334,476	326,181	343,436	322,619

Core Funds From Operations per share - diluted (2)	$1.87	$1.77	$1.73	$1.67	$1.65	$3.64	$3.32

(1)	Three Months Ended					Six Months Ended
Real Estate Related Depreciation & Amortization	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	30-Jun-25	30-Jun-24

Depreciation and amortization per income statement	$461,167	$443,009	$455,355	$459,997	$425,343	$904,175	$856,445
Non-real estate depreciation	(10,117)	(10,356)	(9,894)	(10,911)	(10,424)	(20,473)	(20,935)
Real Estate Related Depreciation & Amortization	$451,050	$432,652	$445,462	$449,086	$414,920	$883,702	$835,511

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. U.S. GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related noncontrolling interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Six Months Ended
	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	30-Jun-25	30-Jun-24
Teraco noncontrolling share of FFO	$15,850	$13,286	$14,905	$9,828	$12,453	$29,136	$22,221
Teraco related minority interest	$15,850	$13,286	$14,905	$9,828	$12,453	$29,136	$22,221

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Includes deferred rent adjustments related to a customer bankruptcy, development fees included in gains, lease termination fees and gain on sale of equity investment included in other income.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2025

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	30-Jun-25	30-Jun-24

Core FFO available to common stockholders and unitholders	$643,284	$608,354	$586,816	$557,744	$538,482	$1,251,638	$1,070,634
Adjustments:
Non-real estate depreciation	10,117	10,356	9,894	10,911	10,424	20,473	20,935
Amortization of deferred financing costs	6,451	6,548	5,697	4,853	5,072	12,999	10,648
Amortization of debt discount/premium	1,251	1,125	1,324	1,329	1,321	2,377	3,153
Non-cash stock-based compensation expense	18,026	16,700	13,386	15,026	14,464	34,726	27,056
Straight-line rental revenue	(23,698)	(9,692)	(18,242)	(17,581)	334	(33,390)	10,310
Straight-line rental expense	(475)	(160)	(136)	1,690	782	(635)	1,893
Above- and below-market rent amortization	(752)	(706)	(269)	(742)	(1,691)	(1,458)	(2,545)
Deferred tax (benefit) / expense	(30,714)	(517)	(15,048)	(9,366)	(9,982)	(31,232)	(13,420)
Leasing compensation and internal lease commissions	14,721	13,405	10,505	10,918	10,519	28,126	23,809
Recurring capital expenditures (1)	(62,083)	(35,305)	(130,245)	(67,308)	(60,483)	(97,388)	(108,159)

AFFO available to common stockholders and unitholders (2)	$576,127	$610,108	$463,682	$507,474	$509,241	$1,186,235	$1,044,314

Weighted-average shares and units outstanding - basic	343,546	342,594	339,442	334,103	325,777	343,073	322,151
Weighted-average shares and units outstanding - diluted (3)	343,909	343,050	339,982	334,476	326,181	343,436	322,619

AFFO per share - diluted (3)	$1.68	$1.78	$1.36	$1.52	$1.56	$3.45	$3.24

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$2.44	$2.44

Diluted AFFO Payout Ratio	72.8%	68.6%	89.5%	80.4%	78.1%	70.6%	75.4%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	30-Jun-25	30-Jun-24

Weighted Average Common Stock and Units Outstanding	343,546	342,594	339,442	334,103	325,777	343,073	322,151
Add: Effect of dilutive securities	362	456	540	373	404	363	467
Weighted Avg. Common Stock and Units Outstanding - diluted	343,909	343,050	339,982	334,476	326,181	343,436	322,618

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2025

	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24
Assets
Investments in real estate:
Real estate	$29,836,218	$27,947,964	$27,558,993	$28,808,770	$27,470,635
Construction in progress	5,080,701	4,973,266	5,164,334	5,175,054	4,676,012
Land held for future development	73,665	69,089	38,785	23,392	93,938
Investments in Real Estate	$34,990,583	$32,990,319	$32,762,112	$34,007,216	$32,240,584
Accumulated depreciation and amortization	(9,341,719)	(8,856,535)	(8,641,331)	(8,777,002)	(8,303,070)
Net Investments in Properties	$25,648,865	$24,133,784	$24,120,781	$25,230,214	$23,937,514
Investment in unconsolidated entities	3,622,677	2,702,847	2,639,800	2,456,448	2,332,698
Net Investments in Real Estate	$29,271,542	$26,836,631	$26,760,582	$27,686,662	$26,270,212

Operating lease right-of-use assets, net	$1,180,657	$1,165,924	$1,178,853	$1,228,507	$1,211,003
Cash and cash equivalents	3,554,126	2,321,885	3,870,891	2,175,605	2,282,062
Accounts and other receivables, net (1)	1,586,146	1,373,521	1,257,464	1,274,460	1,222,403
Deferred rent, net	681,375	641,290	642,456	641,778	613,749
Goodwill	9,636,513	9,174,165	8,929,431	9,395,233	9,128,811
Customer relationship value, deferred leasing costs and other intangibles, net	2,171,318	2,124,989	2,178,054	2,367,467	2,315,143
Assets held for sale and contribution	139,993	953,236	—	—	—
Other assets	493,325	488,921	465,885	525,679	563,500
Total Assets	$48,714,995	$45,080,562	$45,283,616	$45,295,392	$43,606,883

Liabilities and Equity
Global unsecured revolving credit facilities, net	$567,699	$1,096,931	$1,611,308	$1,786,921	$1,848,167
Unsecured term loans, net	440,788	404,335	386,903	913,733	1,297,893
Unsecured senior notes, net of discount	16,641,367	14,744,063	13,962,852	13,528,061	12,507,551
Secured and other debt, net of discount	802,294	770,950	753,314	757,831	686,135
Operating lease liabilities	1,298,085	1,281,572	1,294,219	1,343,903	1,336,839
Accounts payable and other accrued liabilities	2,310,882	1,927,611	2,056,215	2,140,764	1,973,798
Deferred tax liabilities	1,137,305	1,109,294	1,084,562	1,223,771	1,132,090
Accrued dividends and distributions	—	—	418,661	—	—
Security deposits and prepaid rents	653,640	559,768	539,802	423,797	416,705
Obligations associated with assets held for sale and contribution	1,089	7,882	—	—	—
Total Liabilities	$23,853,149	$21,902,406	$22,107,836	$22,118,781	$21,199,178

Redeemable noncontrolling interests	1,505,889	1,459,322	1,433,185	1,465,636	1,399,889

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 502,000 shares authorized (5)	3,374	3,338	3,337	3,285	3,231
Additional paid-in capital	28,720,826	28,091,661	28,079,738	27,229,143	26,388,393
Dividends in excess of earnings	(5,997,607)	(6,604,217)	(6,292,085)	(6,060,642)	(5,701,096)
Accumulated other comprehensive (loss), net	(543,756)	(926,874)	(1,182,283)	(657,364)	(884,715)
Total Stockholders' Equity	$22,914,527	$21,295,598	$21,340,397	$21,246,112	$20,537,503

Noncontrolling Interests
Noncontrolling interest in operating partnership	$431,000	$415,956	$396,099	$427,930	$434,253
Noncontrolling interest in consolidated entities	10,430	7,280	6,099	36,933	36,060

Total Noncontrolling Interests	$441,430	$423,236	$402,198	$464,863	$470,313

Total Equity	$23,355,957	$21,718,834	$21,742,595	$21,710,975	$21,007,816

Total Liabilities and Equity	$48,714,995	$45,080,562	$45,283,616	$45,295,392	$43,606,883

(1)	Net of allowance for doubtful accounts of $80,832 and $50,609 as of June 30, 2025 and June 30, 2024, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of June 30, 2025 and June 30, 2024.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of June 30, 2025 and June 30, 2024.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of June 30, 2025 and June 30, 2024.
(5)	Common Stock: 340,372 and 325,885 shares issued and outstanding as of June 30, 2025 and June 30, 2024, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2025

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,127,306
Campus	1,862,621
Other (4)	92,449
Total Cash NOI, Annualized	$3,082,376
less: Partners' share of consolidated JVs	(76,732)
Acquisitions / dispositions / expirations	(90,734)
FY 2025 backlog cash NOI and 2Q25 carry-over (stabilized) (5)	156,528
Total Consolidated Cash NOI, Annualized	$3,071,438

Digital Realty's Pro Rata Share of Unconsolidated Entities Cash NOI (3) (6)	$313,235

Other Income
Development and Management Fees (net), Annualized	$137,707

Other Assets
Pre-stabilized inventory, at cost (7)	$267,093
Land held for development	73,665
Development CIP (8)	5,080,701
less: Investment associated with FY25 Backlog NOI (9)	(639,944)
Cash and cash equivalents	3,554,126
Accounts and other receivables, net	1,586,146
Other assets	493,325
less: Partners' share of consolidated entities assets	(121,849)
Total Other Assets	$10,293,263

Liabilities
Global unsecured revolving credit facilities	$590,690
Unsecured term loans	442,013
Unsecured senior notes	16,760,675
Secured and other debt	810,009
Accounts payable and other accrued liabilities	2,310,882
Deferred tax liabilities	1,137,305
Security deposits and prepaid rents	653,640
Obligations associated with assets held for sale and contribution	1,089
Backlog NOI cost to complete (9)	143,101
Preferred stock	755,000
Digital Realty's share of unconsolidated entities debt	2,044,648
less: Partners' share of consolidated entities liabilities	(471,809)
Total Liabilities	$25,177,243

(1)	Backlog and associated financial line items include activity related to unconsolidated entities properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 32.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 2Q25 Cash NOI of $3.1 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2025. Includes Digital Realty’s share of signed leases at unconsolidated entities properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated entities operating income to cash NOI, see page 29.
(7)	Excludes Digital Realty’s share of cost at unconsolidated entities properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at unconsolidated entities properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in thousands	Second Quarter 2025

	As of June 30, 2025
		Interest Rate
	Interest	Including
	Rate	Swaps	2025	2026	2027	2028	2029	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility	3.128%	3.128%	—	—	—	—	—	$483,073	$483,073
Yen revolving credit facility	1.080%	1.080%	—	—	—	—	—	107,617	107,617
Deferred financing costs, net	—	—	—	—	—	—	—	—	(22,991)
Total Global Unsecured Revolving Credit Facilities	2.755%	2.755%	—	—	—	—	—	$590,690	$567,699

Unsecured Term Loans (1)
Euro term loan facility	2.879%	2.879%	—	—	$442,013	—	—	—	$442,013
Deferred financing costs, net	—	—	—	—	—	—	—	—	(1,225)
Total Unsecured Term Loans	2.879%	2.879%	—	—	$442,013	—	—	—	$440,788

Senior Notes
€650 million 0.625% Notes due 2025 (2)	0.625%	0.625%	$766,155	—	—	—	—	—	$766,155
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	$1,267,103	—	—	—	—	1,267,103
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	346,768	—	—	—	—	346,768
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	$189,146	—	—	—	189,146
$1.00 billion 3.700% Notes due 2027 (3)	3.700%	2.485%	—	—	1,000,000	—	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	$589,350	—	—	589,350
$900 million 5.550% Notes due 2028 (3)	5.550%	3.996%	—	—	—	900,000	—	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	650,000	—	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	$340,463	—	340,463
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	900,000	—	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	480,620	—	480,620
$1.15 billion 1.875% Notes due 2029 (3)	1.875%	1.263%	—	—	—	—	1,150,000	—	1,150,000
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	$884,025	884,025
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	755,260	755,260
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	589,350	589,350
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,178,700	1,178,700
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	884,025	884,025
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	884,025	884,025
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	1,001,895	1,001,895
€850 million 3.875% Notes due 2034	3.875%	3.875%	—	—	—	—	—	1,001,895	1,001,895
€850 million 3.875% Notes due 2035	3.875%	3.875%	—	—	—	—	—	1,001,895	1,001,895
Unamortized discounts, net	—	—	—	—	—	—	—	—	(43,010)
Deferred financing costs, net	—	—	—	—	—	—	—	—	(76,298)
Total Senior Notes	2.556%	2.358%	$766,155	$1,613,871	$1,189,146	$2,139,350	$2,871,083	$8,181,070	$16,641,367

Secured Debt
ICN10 Facilities	5.000%	3.240%	—	—	—	—	—	$12,486	$12,486
Westin	3.290%	3.290%	—	—	$135,000	—	—	—	135,000
Teraco Loans	9.554%	9.902%	$419	$50,760	100,677	$377,985	$12,421	43,889	586,151
Deferred financing costs, net	—	—	—	—	—	—	—	—	(3,823)
Total Secured Debt	8.324%	8.572%	$419	$50,760	$235,677	$377,985	$12,421	$56,375	$729,814

Other Debt
Icolo loans	12.716%	12.716%	—	$6,077	$4,621	$1,103	$5,288	—	$17,089
Total Other Debt	12.716%	12.716%	—	$6,077	$4,621	$1,103	$5,288	—	$17,089

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	9.675%	9.675%	—	$59,283	—	—	—	—	$59,283
Unamortized discounts, net	—	—	—	—	—	—	—	—	(3,892)
Total Redeemable Preferred Shares	9.675%	9.675%	—	$59,283	—	—	—	—	$55,391

Total unhedged variable rate debt	—	—	$80	$59,820	$442,926	$6,867	—	$595,463	$1,105,156
Total fixed rate / hedged variable rate debt	—	—	766,494	1,670,171	1,428,531	2,511,571	$2,888,792	8,232,672	$17,498,231
Total Debt	2.829%	2.661%	$766,574	$1,729,991	$1,871,457	$2,518,438	$2,888,792	$8,828,135	$18,603,387

Weighted Average Interest Rate			0.630%	2.538%	2.981%	4.332%	2.304%	2.433%	2.661%

Summary

Weighted Average Term to Initial Maturity									4.5 Years

Weighted Average Maturity (assuming exercise of extension options)									4.6 Years

Global Unsecured Revolving Credit Facilities Detail As of June 30, 2025

	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facilities	$4,485,918	$3,801,493	$590,690

(1)	Assumes all extensions will be exercised.
(2)	Repaid in full on July 15, 2025.
(3)	Subject to cross-currency swaps.
(4)	Net of letters of credit issued of $93.7 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2025

	As of June 30, 2025

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	44%	37%	Less than 60% (5)	33%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40% (7)	4%
Total unencumbered assets / unsecured debt	Greater than 150%	243%	267%	N/A	N/A
Consolidated EBITDA / interest expense (8)	Greater than 1.50x	4.3x	4.3x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.6x
Unsecured debt / total unencumbered asset value (9)		N/A	N/A	Less than 60%	35%
Unencumbered assets debt service coverage ratio (9)		N/A	N/A	Greater than 1.50x	5.2x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032, 3.875% notes due 2033, 3.875% notes due 2034 and 3.875% notes due 2035.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.875% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032, 3.875% notes due 2033, 3.875% notes due 2034 and 3.875% notes due 2035.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	The company has the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(8)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts). This ratio no longer applies from and after the date that the company achieves a Debt Rating of at least BBB+ / Baa1 and a Total Asset Value of at least $35.0 billion.
(9)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2025

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-25	30-Jun-24	% Change	31-Mar-25	% Change	30-Jun-25	30-Jun-24	% Change
Rental revenues	$729,369	$694,419	5.0%	$716,046	1.9%	$1,445,415	$1,380,740	4.7%
Tenant reimbursements - Utilities	233,051	224,590	3.8%	218,720	6.6%	451,772	451,179	0.1%
Tenant reimbursements - Other	26,643	30,375	(12.3%)	26,659	(0.1%)	53,302	53,876	(1.1%)
Interconnection and other	91,649	80,634	13.7%	85,661	7.0%	177,310	160,060	10.8%
Total Revenue	$1,080,712	$1,030,017	4.9%	$1,047,087	3.2%	$2,127,799	$2,045,854	4.0%

Utilities	$258,096	$250,651	3.0%	$250,006	3.2%	$508,102	$511,234	(0.6%)
Rental property operating	194,551	183,449	6.1%	175,754	10.7%	370,305	347,951	6.4%
Property taxes	37,956	40,170	(5.5%)	35,891	5.8%	73,847	72,875	1.3%
Insurance	5,063	4,267	18.7%	4,638	9.1%	9,701	7,857	23.5%
Total Expenses	$495,666	$478,536	3.6%	$466,289	6.3%	$961,954	$939,918	2.3%

Net Operating Income (2)	$585,047	$551,481	6.1%	$580,798	0.7%	$1,165,845	$1,105,937	5.4%
Less:
Stabilized straight-line rent	$6,547	($2,883)	(327.0%)	($1,115)	(687.0%)	$5,431	($8,447)	(164.3%)
Above- and below-market rent	902	908	(0.7%)	909	(0.8%)	1,811	1,854	(2.3%)
Cash Net Operating Income (3)	$577,598	$553,457	4.4%	$581,004	(0.6%)	$1,158,603	$1,112,529	4.1%

Cash NOI impact of holding '24 Exchange Rates Constant (4)	(14,021)	—				(8,290)	—
Constant Currency Cash Net Operating Income	$563,577	$553,457	1.8%			$1,150,313	$1,112,529	3.4%

Stabilized Portfolio occupancy at period end (5)	83.0%	83.4%	(0.5%)	82.6%	0.3%	83.0%	83.4%	(0.5%)

(1)	Represents buildings owned as of December 31, 2023 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 32.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 32.
(4)	Adjustment calculated by holding currency translation rates for 2025 constant with average currency translation rates that were applicable to the same periods in 2024.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End June 30, 2025	Second Quarter 2025

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	2Q25	LTM	2Q25	LTM	2Q25	LTM	2Q25	LTM

Annualized GAAP Rent (in thousands)	$72,517	$238,733	$45,038	$689,484	$419	$7,490	$117,974	$935,707

Kilowatt leased	21,727	73,572	23,290	270,787	—	—	45,017	344,359
NRSF (in thousands)	240	805	152	2,061	9	115	401	2,982

Weighted Average Lease Term (years)	5.0	4.3	5.3	12.5	4.0	12.3	5.1	10.3

Initial stabilized cash rent per Kilowatt	$278	$269	$155	$166	—	—	$215	$188
GAAP rent per Kilowatt	$278	$270	$161	$212	—	—	$218	$225
Leasing cost per Kilowatt	$15	$20	—	—	—	—	$7	$5

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$282	$274	$165	$213	—	—	$221	$226
Rental concessions by Kilowatt	$4	$3	$4	$1	—	—	$4	$1
Estimated operating expense by Kilowatt	$78	$78	$42	$54	—	—	$59	$59

Net rent per Kilowatt	$201	$193	$119	$158	—	—	$158	$166

Tenant improvements by Kilowatt	—	—	—	—	—	—	—	—
Leasing commissions by Kilowatt	$5	$7	—	—	—	—	$2	$2

Net effective rent per Kilowatt	$196	$186	$119	$158	—	—	$156	$164

Initial stabilized cash rent per NRSF	$303	$295	$285	$262	$47	$51	$290	$263
GAAP rent per NRSF	$303	$297	$296	$334	$48	$65	$294	$314
Leasing cost per NRSF	$16	$22	—	$1	$1	$1	$10	$6

Net Effective Economics by NRSF (4)

Base rent by NRSF	$307	$300	$303	$336	$48	$65	$300	$316
Rental concessions by NRSF	$4	$4	$7	$1	—	—	$5	$2
Estimated operating expense by NRSF	$84	$85	$78	$86	$8	$8	$80	$83

Net rent per NRSF	$218	$211	$218	$248	$40	$57	$214	$231

Tenant improvements by NRSF	—	—	—	—	—	—	—	—
Leasing commissions by NRSF	$5	$8	—	—	$1	$1	$3	$2

Net effective rent per NRSF	$213	$203	$218	$248	$39	$56	$211	$229

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended June 30, 2025	Second Quarter 2025

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	2Q25	LTM	2Q25	LTM	2Q25	LTM	2Q25	LTM

Leases renewed (Kilowatt)	33,763	141,777	23,645	136,376	—	—	57,408	278,153
Leases renewed (NRSF in thousands)	435	1,990	265	1,540	69	520	769	4,049
Leasing cost per Kilowatt	$2	$1	$1	$1	—	—	$2	$1
Leasing cost per NRSF	$2	$1	$1	$1	$2	$3	$2	$1

Weighted Term (years)	1.3	1.5	4.3	5.2	6.4	4.8	2.8	3.3

Cash Rent

Expiring cash rent per Kilowatt	$309	$306	$127	$134	—	—	$234	$222
Renewed cash rent per Kilowatt	$321	$319	$144	$157	—	—	$249	$239

% Change Cash Rent Per Kilowatt	4.2%	4.4%	14.0%	16.5%	—	—	6.4%	8.0%

Expiring cash rent per NRSF	$287	$261	$136	$143	$65	$52	$215	$189
Renewed cash rent per NRSF	$299	$273	$155	$166	$91	$64	$231	$205

% Change Cash Rent Per NRSF	4.2%	4.4%	14.0%	16.5%	40.9%	22.7%	7.3%	8.5%

GAAP Rent

Expiring GAAP rent per Kilowatt	$307	$304	$120	$125	—	—	$230	$216
Renewed GAAP rent per Kilowatt	$322	$320	$145	$168	—	—	$249	$245

% Change GAAP Rent Per Kilowatt	5.0%	5.2%	20.5%	34.0%	—	—	8.4%	13.4%

Expiring GAAP rent per NRSF	$285	$260	$129	$133	$56	$47	$211	$184
Renewed GAAP rent per NRSF	$300	$273	$155	$179	$97	$65	$232	$211

% Change GAAP Rent Per NRSF	5.0%	5.2%	20.5%	34.0%	73.0%	37.8%	9.9%	14.2%

Retention ratio (5)	76.8%	77.5%	98.9%	82.6%	68.3%	61.7%	82.2%	76.8%

Churn (6)	2.3%	9.5%	0.0%	2.6%	0.7%	7.3%	1.0%	5.7%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per kW data)	Second Quarter 2025

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	2,803	—	—	—	—	—	—	—	—
Month to Month (3)	232	$66,639	1.7%	$287	$289	$67,133	14,140	$393	$396
2025	1,221	393,556	9.8%	322	322	393,658	85,286	385	385
2026	1,596	494,052	12.3%	309	311	496,924	118,187	348	350
2027	728	180,381	4.5%	248	258	188,131	56,740	265	276
2028	429	104,362	2.6%	243	262	112,407	32,619	267	287
2029	326	70,338	1.8%	216	236	76,956	24,290	241	264
2030	269	56,768	1.4%	211	234	62,929	17,160	276	306
2031	105	20,608	0.5%	196	221	23,228	6,740	255	287
2032	62	13,361	0.3%	217	254	15,626	4,978	224	262
2033	34	9,009	0.2%	264	310	10,571	2,640	284	334
2034	29	4,176	0.1%	143	143	4,186	1,814	192	192
Thereafter	41	5,494	0.1%	135	152	6,203	2,708	169	191

Total / Wtd. Avg.	7,875	$1,418,745	35.4%	$280	$287	$1,457,951	367,301	$322	$331

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,592	—	—	—	—	—	—	—	—
Month to Month (3)	92	$15,621	0.4%	$169	$170	$15,696	10,310	$126	$127
2025	658	114,012	2.8%	173	175	115,259	63,760	149	151
2026	1,823	275,858	6.9%	151	154	281,059	160,925	143	146
2027	1,629	254,216	6.3%	156	165	268,210	153,971	138	145
2028	1,607	212,507	5.3%	132	141	225,883	144,343	123	130
2029	1,951	296,235	7.4%	152	165	321,837	216,639	114	124
2030	1,530	234,090	5.8%	153	166	254,533	161,539	121	131
2031	1,065	163,169	4.1%	153	176	187,068	110,909	123	141
2032	871	125,810	3.1%	144	162	141,094	94,066	111	125
2033	536	89,833	2.2%	167	194	104,091	56,616	132	153
2034	1,254	154,302	3.8%	123	143	178,867	120,385	107	124
Thereafter	2,479	429,744	10.7%	173	229	568,085	253,757	141	187

Total / Wtd. Avg.	17,090	$2,365,397	59.0%	$153	$172	$2,661,682	1,547,221	$127	$143

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,322	—	—	—	—	—	—	—	—
Month to Month (3)	70	$2,253	0.1%	$32	$32	$2,253	—	—	—
2025	508	11,609	0.3%	23	23	11,619	—	—	—
2026	654	24,935	0.6%	38	39	25,672	—	—	—
2027	350	12,480	0.3%	36	37	12,991	—	—	—
2028	489	14,731	0.4%	30	32	15,677	—	—	—
2029	630	40,939	1.0%	65	72	45,314	—	—	—
2030	864	39,756	1.0%	46	61	52,591	—	—	—
2031	129	3,847	0.1%	30	36	4,604	—	—	—
2032	111	6,493	0.2%	59	65	7,164	—	—	—
2033	109	4,210	0.1%	39	45	4,866	—	—	—
2034	566	20,831	0.5%	37	45	25,315	—	—	—
Thereafter	2,323	42,257	1.1%	18	24	55,375	—	—	—

Total / Wtd. Avg.	8,126	$224,341	5.6%	$33	$39	$263,440	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,561	—	—	—	—	—	—	—	—
Month to Month (3)	394	$84,513	2.1%	$215	$216	$85,081	—	—	—
2025	2,386	519,177	13.0%	218	218	520,536	—	—	—
2026	4,073	794,845	19.8%	195	197	803,654	—	—	—
2027	2,707	447,076	11.2%	165	173	469,332	—	—	—
2028	2,526	331,600	8.3%	131	140	353,967	—	—	—
2029	2,907	407,512	10.2%	140	153	444,107	—	—	—
2030	2,664	330,615	8.2%	124	139	370,052	—	—	—
2031	1,299	187,623	4.7%	144	165	214,900	—	—	—
2032	1,044	145,664	3.6%	140	157	163,884	—	—	—
2033	680	103,052	2.6%	152	176	119,527	—	—	—
2034	1,850	179,309	4.5%	97	113	208,368	—	—	—
Thereafter	4,843	477,496	11.9%	99	130	629,663	—	—	—

Total / Wtd. Avg.	32,934	$4,008,484	100.0%	$146	$160	$4,383,072	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2025, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2025

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	76	$527,166	11.7%	8.7
2	Oracle Corporation	43	368,005	8.2%	10.1
3	Social Content Platform	30	238,383	5.3%	3.2
4	Global Cloud Provider	64	207,199	4.6%	3.7
5	IBM	36	119,445	2.7%	2.6
6	Equinix	16	92,469	2.1%	5.1
7	LinkedIn Corporation	7	80,721	1.8%	2.9
8	Meta Platforms, Inc.	49	70,597	1.6%	3.2
9	Fortune 25 Investment Grade-Rated Company	30	69,489	1.5%	2.3
10	Social Media Platform	4	64,228	1.4%	5.9
11	Specialized Cloud Provider	3	59,552	1.3%	4.2
12	Lumen Technologies, Inc.	113	51,070	1.1%	8.2
13	Fortune 25 Tech Company	55	50,772	1.1%	3.3
14	AT&T	77	46,345	1.0%	2.6
15	Comcast Corporation	45	46,134	1.0%	3.0
16	JPMorgan Chase & Co.	20	41,647	0.9%	3.0
17	Quantitative Research and Investment Firm	2	40,327	0.9%	6.0
18	Rackspace	25	39,733	0.9%	8.4
19	Morgan Stanley	13	39,416	0.9%	4.0
20	Zayo	117	37,310	0.8%	1.4
	Total / Weighted Average		$2,290,008	50.8%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of June 30, 2025, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated entities based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2025

5

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Jun-25	31-Mar-25	IT Load (6)	Count
North America

Northern Virginia	5,019	520	252	$691,086	94.9%	93.7%	482.1	16
Chicago	2,262	553	48	233,741	92.4%	92.9%	81.0	7
Dallas	3,027	408	97	197,220	81.1%	81.0%	101.2	18
New York	1,498	—	98	191,608	72.7%	72.7%	57.5	10
Portland	1,147	—	—	159,606	99.8%	98.9%	123.6	3
Silicon Valley	1,224	—	—	154,576	84.4%	83.8%	94.6	11
Phoenix	783	19	—	75,141	75.3%	74.9%	42.5	2
Toronto	593	—	135	66,843	96.4%	96.4%	55.8	2
San Francisco	844	—	—	62,232	56.9%	57.5%	31.5	4
Seattle	397	—	—	55,978	68.9%	73.1%	5.9	1
Atlanta	154	68	314	50,580	79.1%	79.4%	11.1	3
Los Angeles	622	—	—	45,371	79.3%	78.4%	17.2	2
Houston	393	—	14	19,508	69.6%	69.6%	12.0	6
Boston	336	—	51	10,829	40.6%	38.9%	13.9	2
Miami	226	—	—	9,385	84.3%	85.9%	1.3	2
Austin	86	—	—	7,554	59.6%	59.6%	4.3	1
Charlotte	95	—	—	6,426	94.4%	94.2%	1.5	3
North America Total/Weighted Average	18,706	1,569	1,007	$2,037,683	84.7%	84.3%	1,137.0	93

EMEA

London	1,402	23	76	$252,183	67.5%	63.8%	96.9	13
Frankfurt	1,867	1,305	—	247,646	87.6%	83.7%	122.4	24
Amsterdam	1,332	222	92	204,781	86.9%	86.2%	116.3	13
Paris	1,147	115	—	163,436	83.2%	85.7%	111.1	12
Johannesburg	1,448	760	—	161,663	84.1%	81.8%	77.4	5
Marseille	558	237	378	83,604	75.5%	75.5%	45.2	4
Zurich	596	—	—	81,093	75.0%	75.0%	42.4	3
Dublin	555	—	—	66,311	73.5%	74.0%	39.3	9
Madrid	352	56	—	55,831	76.4%	76.5%	22.6	4
Vienna	356	133	—	55,406	82.5%	82.5%	25.6	3
Cape Town	326	402	—	45,508	87.8%	87.5%	21.1	2
Brussels	338	—	—	41,665	70.8%	69.6%	21.5	3
Copenhagen	226	—	99	27,158	73.8%	69.6%	12.9	3
Stockholm	245	—	—	22,747	45.2%	46.9%	16.8	6
Dusseldorf	142	—	71	21,218	66.4%	59.8%	7.7	3
Athens	148	61	—	20,609	83.6%	84.4%	9.0	4
Durban	59	—	—	7,104	68.7%	68.3%	2.1	1
Mombasa	37	—	21	4,526	43.2%	42.9%	1.9	2
Zagreb	24	10	—	3,776	96.0%	94.6%	0.9	1
Nairobi	16	75	—	3,573	68.1%	66.3%	0.9	1
Maputo	3	—	—	487	41.6%	41.6%	0.2	1
Rome	0	37	—	199	100.0%	100.0%	0.1	1
Crete	11	—	—	69	2.2%	—	1.0	1
Barcelona	—	144	—	—	—	—	—	—
EMEA Total/Weighted Average	11,186	3,580	738	$1,570,594	79.2%	77.8%	795.2	119

Asia Pacific

Singapore	793	—	97	$225,350	89.8%	90.5%	72.1	3
Sydney	361	—	88	27,119	83.3%	83.2%	22.8	4
Melbourne	147	—	—	18,541	90.5%	90.5%	9.6	2
Hong Kong	114	66	104	10,944	73.6%	73.7%	7.5	1
Seoul	162	1,025	—	7,960	33.6%	33.6%	12.0	1
Asia Pacific Total/Weighted Average	1,577	1,091	289	$289,914	81.4%	81.8%	123.9	11

Consolidated Portfolio Total/Weighted Average	31,469	6,240	2,034	$3,898,190	82.6%	81.9%	2,056.1	223

Held For Sale (7)	435	—	—	$12,686	82.9%	85.2%	5.1	2

Managed Unconsolidated entities

Northern Virginia	3,563	2,343	—	$321,254	97.5%	97.7%	254.1	15
Chicago	1,118	—	—	125,336	98.5%	96.9%	94.2	3
Frankfurt	551	—	—	57,249	85.7%	85.7%	46.1	5
Dallas	463	—	10	39,004	99.9%	99.9%	26.0	3
Silicon Valley	442	—	400	30,479	100.0%	100.0%	10.9	4
Paris	181	90	—	26,156	80.5%	73.3%	20.0	1
New York	144	—	—	20,224	100.0%	100.0%	7.2	1
Toronto	104	—	—	12,850	80.9%	54.5%	6.8	1
Hong Kong	186	—	—	11,205	44.4%	44.2%	11.0	1
Los Angeles	197	—	—	10,771	83.9%	82.1%	4.6	2
Lagos	8	26	—	2,413	58.7%	99.5%	0.7	2
Accra	—	24	—	—	—	—	—	—
Managed Unconsolidated Portfolio Total/Weighted Average	6,958	2,483	409	$656,943	94.5%	93.9%	481.3	38

Managed Portfolio Total/Weighted Average	38,427	8,723	2,443	$4,555,133	84.8%	84.0%	2,537.4	261

Digital Realty Share Total/Weighted Average (8)	32,934	6,513	2,377	$4,008,484	83.1%	82.8%	2,152.5	—

Non-Managed Unconsolidated entities

Sao Paulo	1,490	37	1,161	$187,375	98.1%	93.2%	123.6	25
Tokyo	1,238	360	—	117,454	78.5%	77.2%	79.9	5
Osaka	615	84	80	82,609	85.1%	83.8%	61.9	4
Santiago	119	142	47	14,815	100.0%	90.6%	10.2	3
Queretaro	105	—	583	12,439	100.0%	100.0%	8.0	3
Rio De Janeiro	112	—	—	11,359	100.0%	100.0%	8.0	2
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Jakarta	222	—	—	3,181	64.4%	—	6.5	2
Fortaleza	94	—	—	2,114	12.6%	16.7%	6.2	1
Chennai	55	—	104	348	2.7%	2.7%	7.2	1
Mumbai	—	501	—	—	—	—	—	—
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	4,102	1,124	2,173	$439,464	85.3%	83.9%	320.4	49

Portfolio Total/Weighted Average	42,529	9,848	4,616	$4,994,597	84.8%	84.0%	2,857.8	310

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress.
(3)	Space held for development includes space held for future Data Center development and excludes space under active development.
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2025, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Held for Sale represents the assets targeted to be sold in 3Q25.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated entities based on our ownership percentage.

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	Second Quarter 2025

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	900	70	$1,389,780	$842,073	344	72%	2Q26	$991,990	$2,880,999	$3,872,988	$423,337	$1,136,283	$1,559,620
Chicago	40	—	78,392	78,392	54	89%	4Q26	140,116	517,765	657,881	140,116	517,765	657,881
Dallas	680	50	497,447	148,306	56	100%	4Q26	63,232	570,553	633,785	63,072	477,287	540,359
Other	930	160	1,306,482	1,209,401	10	96%	1Q26	127,024	13,728	140,752	69,617	9,916	79,533
Americas	2,550	280	$3,272,102	$2,278,173	464	78%		$1,322,362	$3,983,045	$5,305,406	$696,142	$2,141,250	$2,837,392	13.5%

Frankfurt	90	90	$1,060,818	$881,160	35	41%	4Q25	$652,451	$61,849	$714,300	$652,451	$61,849	$714,300
Amsterdam	40	10	83,472	83,472	27	24%	1Q26	306,093	155,313	461,406	306,093	155,313	461,406
Paris	220	—	149,478	98,935	23	35%	4Q25	321,428	54,624	376,051	242,535	18,672	261,207
Other	520	100	774,067	742,334	132	21%	3Q26	647,587	866,643	1,514,230	514,575	776,259	1,290,834
EMEA	870	200	$2,067,835	$1,805,900	216	26%		$1,927,558	$1,138,429	$3,065,987	$1,715,654	$1,012,093	$2,727,747	11.3%

Tokyo	30	10	$111,201	$55,601	21	56%	1Q26	$134,365	$121,120	$255,485	$67,182	$60,560	$127,743
Hong Kong	—	—	26,066	26,066	6	100%	3Q25	72,071	10,446	82,518	72,071	10,446	82,518
Sydney	—	10	43,605	43,605	7	100%	2Q26	3,538	68,745	72,283	3,538	68,745	72,283
Other	200	110	748,910	580,731	19	16%	2Q26	55,783	82,415	138,198	25,729	35,776	61,505
APAC	230	130	$929,782	$706,003	53	52%		$265,757	$282,727	$548,484	$168,520	$175,528	$344,048	9.6%

Total	3,650	610	$6,269,719	$4,790,075	734	61%		$3,515,677	$5,404,201	$8,919,877	$2,580,315	$3,328,872	$5,909,187	12.2%

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and space held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through June 30, 2025, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell, and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint ventures projects.
(5)	Includes only Digital Realty's share in development joint ventures projects.
(6)	Represents cost incurred through June 30, 2025.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, infrastructure, and shell space, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Construction Projects in Progress (1)	Financial Supplement
Dollars in Thousands	Second Quarter 2025

	100% Share (2)			DLR Share (3)
	Current	Future	Total	Current	Future	Total
Construction Projects in Progress	Investment (4) (10)	Investment (5)	Investment	Investment (4) (6) (10)	Investment (5)	Investment
Future Development Capacity (7)	$3,522,070	$2,747,649	$6,269,719	$2,939,947	$1,850,128	$4,790,075
Data Center Construction	3,515,677	5,404,201	8,919,878	2,580,315	3,328,872	5,909,187
Equipment Pool & Other Inventory (8)	282,595	—	282,595	282,595	—	282,595
Campus, Tenant Improvements & Other (9)	294,520	147,972	442,492	294,520	147,972	442,492
Total Land Held and Development CIP	$7,614,862	$8,299,822	$15,914,684	$6,097,377	$5,326,972	$11,424,349

Enhancement & Other	$14,057	$5,900	$19,957	$14,057	$5,900	$19,957
Recurring	27,217	46,116	73,333	27,217	46,116	73,333
Total Land Held and Construction in Progress	$7,656,136	$8,351,838	$16,007,974	$6,138,651	$5,378,988	$11,517,639

(1)	Includes development projects in consolidated and unconsolidated entities.
(2)	Includes Digital Realty's and partners' shares in development joint ventures projects.
(3)	Includes only Digital Realty's share in development joint ventures projects.
(4)	Represents cost incurred through June 30, 2025.
(5)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(6)	Excludes $121.8 million representing our partners' shares in consolidated entities included in Construction in Progress or Land Held for Future Development in our Consolidated Balance Sheet; includes $990 million representing Digital Realty's share in development projects classified as Investments in Unconsolidated entities in our Consolidated Balance Sheet.
(7)	Includes land and space held or actively under construction in preparation for future data center fit-out.
(8)	Represents long-lead equipment and materials required for timely deployment and delivery of data center fit-out.
(9)	Represents improvements in progress as of June 30, 2025, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $2.8 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.
(10)	Includes $74.3 million classified as assets held for sale and contribution in our Consolidated Balance Sheet related to development projects that are expected to be contributed to an unconsolidated entity and our U.S. Hyperscale Data Center Fund in the fourth quarter.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2025

	Three Months Ended					Six Months Ended
	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24	30-Jun-25	30-Jun-24

Non-Recurring Capital Expenditures (1)

Development (2)	$565,168	$686,622	$528,356	$650,912	$531,903	$1,251,790	$1,081,425

Enhancements and Other Non-Recurring	10,234	5,588	13,384	7,070	7,051	15,822	14,789

Total Non-Recurring Capital Expenditures	$575,402	$692,210	$541,740	$657,982	$538,953	$1,267,612	$1,096,214

Recurring Capital Expenditures (3)	$62,083	$35,305	$130,245	$67,308	$60,483	$97,388	$108,159

Total Direct Capital Expenditures	$637,485	$727,515	$671,985	$725,290	$599,436	$1,365,000	$1,204,373

Indirect Capital Expenditures

Capitalized Interest	$29,393	$30,095	$34,442	$28,312	$27,592	$59,488	$56,114

Capitalized Overhead	37,445	29,693	28,983	27,929	28,457	67,138	54,314

Total Indirect Capital Expenditures	$66,838	$59,788	$63,425	$56,241	$56,049	$126,626	$110,428

Total Improvements to and Advances for Investment in Real Estate	$704,323	$787,303	$735,410	$781,530	$655,485	$1,491,626	$1,314,801

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures prior to their contribution.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Second Quarter 2025

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Fort Gillem	Land	Atlanta, GA	4/2/2025	$120,000	NA	—	—	—	—
Midlothian	Land	Dallas, TX	6/27/2025	11,050	NA	—	—	—	—
Franklin Park	Land	Chicago, IL	Various	5,675	NA	—	—	—	—
Total				$136,725	—	—	—	—	—

Closed Dispositions:

Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

Closed Joint Venture / Fund Contributions:

					Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2) (5)	Feet (3)	Development	Development	Feet Occupied (4)
U.S. Hyperscale Data Center Fund	Various	5/15/2025	$1,600,000	5.8%	—	—	—	—
Total	—	—	$1,600,000	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices were converted to USD based on FX rate as of June 30, 2025.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture and fund contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.
(5)	Cap Rate reflects the valuation of the stabilized assets contributed to the U.S. Hyperscale Data Center Fund, excluding the value of the development sites.

Unconsolidated Entities	Financial Supplement
Dollars in Thousands	Second Quarter 2025

Summary Balance Sheet -	As of June 30, 2025
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$8,900,235	$2,364,308	$870,261	$1,795,276	$13,930,079
Accumulated depreciation and amortization	(1,134,113)	(337,453)	(13,630)	(139,858)	(1,625,054)
Net Book Value of Operating Real Estate	$7,766,122	$2,026,855	$856,631	$1,655,418	$12,305,026
Cash	451,517	398,299	80,253	60,718	990,787
Other assets	1,911,981	228,553	214,033	404,045	2,758,612
Total Assets	$10,129,620	$2,653,707	$1,150,917	$2,120,181	$16,054,425

Debt	3,579,730	953,221	376,103	673,657	5,582,711
Other liabilities	1,012,414	204,867	416,687	522,554	2,156,522
Equity / (deficit)	5,537,476	1,495,618	358,127	923,970	8,315,192
Total Liabilities and Equity	$10,129,620	$2,653,707	$1,150,917	$2,120,181	$16,054,425

Digital Realty's Pro Rata Share of Unconsolidated entities Debt	$1,287,961	$466,300	$75,221	$215,166	$2,044,648

Summary Statement of Operations -	Three Months Ended June 30, 2025
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$256,175	$86,253	$13,862	$48,378	$404,668
Operating expenses	(110,689)	(41,952)	(4,317)	(20,544)	(177,502)
Net Operating Income (NOI)	$145,486	$44,301	$9,545	$27,834	$227,166

Straight-line rent	(4,344)	(4,485)	(2,196)	(636)	(11,661)
Above and below market rent	(1,227)	—	(916)	(3,633)	(5,776)
Cash Net Operating Income (NOI)	$139,915	$39,816	$6,433	$23,565	$209,729

Interest expense	($55,833)	($2,934)	($4,124)	($10,251)	($73,141)
Depreciation and amortization	(112,031)	(25,305)	(5,014)	(24,476)	(166,826)
Other income / (expense)	(17,672)	75	(1,343)	432	(18,508)
FX remeasurement on USD debt	7,400	—	11,046	(35,187)	(16,740)
Total Non-Operating Expenses	($178,136)	($28,164)	$565	($69,482)	($275,215)

Net Income / (Loss)	($32,650)	$16,137	$10,110	($41,648)	($48,050)

Digital Realty's Pro Rata Share of Unconsolidated entities NOI	$48,386	$22,163	$2,086	$12,859	$85,494

Digital Realty's Pro Rata Share of Unconsolidated entities Cash NOI	$46,211	$19,921	$1,463	$10,714	$78,309

Digital Realty's Earnings (loss) income from unconsolidated entities	($11,436)	$6,407	$6,128	($13,161)	($12,062)

Digital Realty's Pro Rata Share of Core FFO (5)	$21,821	$19,059	$512	$10,793	$52,184

Digital Realty's Fee Income from Unconsolidated entities	$16,410	$323	$1,470	$4,206	$22,409

(1)	Includes Ascenty, Blackstone NoVa, Clise, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, U.S. Hyperscale Data Center Fund and Walsh.
(2)	Includes Digital Realty Bersama, Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Blackstone Frankfurt, Blackstone Paris, Medallion, and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 31.

Note: Digital Realty’s ownership percentages in the unconsolidated entities vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2025

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24

Net Income / (Loss) Available to Common Stockholders	$1,021,975	$99,793	$179,388	$41,012	$70,039
Interest	109,383	98,464	104,742	123,803	114,756
Loss on debt extinguishment and modifications	—	—	2,165	2,636	—
Income tax expense (benefit)	12,883	17,135	4,928	12,427	14,992
Depreciation and amortization	461,167	443,009	455,355	459,997	425,343
EBITDA	$1,605,408	$658,400	$746,578	$639,875	$625,130
Unconsolidated JV real estate related depreciation and amortization	59,172	55,861	49,463	48,474	47,117
Unconsolidated JV interest expense and tax expense	31,243	33,390	32,255	34,951	27,704
Severance, equity acceleration and legal expenses	2,262	2,428	2,346	2,481	884
Transaction and integration expenses	22,546	39,902	11,797	24,194	26,072
(Gain) / loss on sale of investments	(931,830)	(1,111)	(144,885)	556	(173,709)
Provision for impairment	—	—	22,881	—	168,303
Other non-core adjustments, net (2)	9,545	(4,316)	24,539	8,642	743
Noncontrolling interests	14,790	(3,579)	(3,881)	(11,059)	(5,552)
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$823,319	$791,156	$751,276	$758,296	$726,874

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange net unrealized gains/losses attributable to remeasurement, deferred rent adjustments related to a customer bankruptcy, write offs associated with bankrupt or terminated customers, non-recurring legal and insurance expenses, gain on sale of land option and lease termination fees.

	Three Months Ended
Financial Ratios	30-Jun-25	31-Mar-25	31-Dec-24	30-Sep-24	30-Jun-24

Total GAAP interest expense	$109,383	$98,464	$104,742	$123,803	$114,756
Capitalized interest	29,393	30,095	34,442	28,312	27,592
Change in accrued interest and other non-cash amounts	(92,065)	45,416	(58,137)	43,720	(55,605)
Cash Interest Expense (3)	$46,711	$173,975	$81,046	$195,835	$86,743

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$148,957	$138,739	$149,364	$162,296	$152,529

Coverage
Interest coverage ratio (5)	5.0x	5.3x	4.5x	4.3x	4.3x
Cash interest coverage ratio (6)	11.2x	4.1x	6.9x	3.4x	6.4x
Fixed charge coverage ratio (7)	4.7x	4.9x	4.2x	4.1x	4.1x
Cash fixed charge coverage ratio (8)	9.9x	3.9x	6.3x	3.3x	5.9x

Leverage
Debt to total enterprise value (9)(10)	23.2%	25.4%	21.4%	23.5%	24.2%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	24.1%	26.6%	22.3%	24.5%	25.3%
Pre-tax income to interest expense (12)	10.6x	2.1x	2.8x	1.3x	1.7x
Net Debt-to-Adjusted EBITDA (13)	5.1x	5.1x	4.8x	5.4x	5.3x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated entities interest expense).
(6)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated entities interest expense).
(7)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated entities fixed charges).
(8)	Adjusted EBITDA divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated entities cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2025

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to noncontrolling interests in operating partnership and reconciling items related to noncontrolling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX and derivatives revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss on debt extinguishment and modifications, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated entities real estate related depreciation & amortization, (ii) unconsolidated entities interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) noncontrolling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2025

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2023 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2024-2025, buildings classified as held for sale and contribution, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

GAAP refers to United States generally accepted accounting principles.

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated entities debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated entities cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated entities EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended June 30, 2025, GAAP interest expense was $109 million, capitalized interest was $29 million and preferred stock dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Six Months Ended
(in thousands)	30-Jun-25	31-Mar-25	30-Jun-24	30-Jun-25	30-Jun-24

Operating income	$211,697	$195,750	$9,889	$407,447	$159,256

Fee income	(34,427)	(20,643)	(15,656)	(55,070)	(28,666)
Other income	(1,363)	(133)	(2,125)	(1,496)	(2,987)
Depreciation and amortization	461,167	443,009	425,343	904,176	856,445
General and administrative	133,755	121,112	119,511	254,867	233,931
Severance, equity acceleration and legal expenses	2,262	2,428	884	4,690	1,675
Transaction and integration expenses	22,546	39,902	26,072	62,448	57,911
Provision for impairment	—	—	168,303	—	168,303
Other expenses	195	112	(529)	307	10,306

Net Operating Income	$795,832	$781,536	$731,692	$1,577,369	$1,456,175

Cash Net Operating Income (Cash NOI)

Net Operating Income	$795,832	$781,536	$731,692	$1,577,369	$1,456,175

Straight-line rental revenue	(24,015)	(9,693)	(2,873)	(33,708)	(5,395)
Straight-line rental expense	(469)	24	959	(445)	2,328
Above- and below-market rent amortization	(752)	(706)	(1,691)	(1,458)	(2,545)

Cash Net Operating Income	$770,596	$771,162	$728,088	$1,541,758	$1,450,563

Constant Currency CFFO Reconciliation	Three Months Ended			Six Months Ended
(in thousands, except per share data)	30-Jun-25		30-Jun-24	30-Jun-25	30-Jun-24

Core FFO (1)	$643,284		$538,482	$1,251,639	$1,070,634
Core FFO impact of holding '24 Exchange Rates Constant (2)	(11,688)		—	(5,989)	—

Constant Currency Core FFO	$631,596		$538,482	$1,245,650	$1,070,634
Weighted-average shares and units outstanding - diluted	343,909		326,181	343,436	322,619
Constant Currency CFFO Per Share	$1.84		$1.65	$3.63	$3.32

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2025 constant with average currency translation rates that were applicable to the same periods in 2024.

Forward-Looking Statements	Financial Supplement
Second Quarter 2025

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2025 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	increased tariffs, global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for U.S. federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for U.S. federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2024, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.